UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 28, 2008 (Effective date of July 17, 2008)
Date of Report (Date of earliest event reported):

ALMADORO MINERALS CORP.
(Exact name of registrant as specified in charter)

Nevada	000-52056	000-00000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14405 W. Colfax Ave. Suite 104, Lakewood, CO 80401
(Address of principal executive offices)

866-469-3083
Registrant's telephone number, including area code:

9620 Williams Road, Richmond, British Columbia, Canada, V7A 1H2
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

        On or about July 18, 2008, Almadoro Minerals Corp. (the “Company”) entered into an Intellectual Property Purchase Agreement effective July 17, 2008 (the “Agreement”) to purchase certain intellectual property from Michael Dean Stemple (“Stemple”). The consideration for the purchase of the intellectual property was $5,000 in cash and the Company assumed $80,000 in debt from Stemple. Mr. Stemple was also appointed the President and Chief Executive Officer of the Company and a member of the board of directors, effective 10 days after the filing with the Securities and Exchange Commission and the mailing to all shareholders of record a Schedule 14f-1, which was filed and mailed on July 23, 2008. The Company intends to enter into an Amended and Restated Intellectual Property Purchase Agreement that will provide that the Company will not assume the $80,000 in connection with the Agreement and the transfer of the intellectual property, but intends to amend Mr. Stemple’s employment agreement to reflect reimbursement to Mr. Stemple of amounts incurred by him in connection with the business of the Company and the transactions contemplated herein prior to entering into the Agreement and the Stemple Employment Agreement.

        The purchase of the intellectual property will include membership in the Apple, Inc. Developer Connection for the iPhone platform (the “Developer Connection”). The Company believes that the Developer Connection will enable the Company to develop applications for use on Apple’s iPhone, and the new iPhone 3G. As part of the acquisition, the Company acquired access to the Google Android developer program, the Symbian developer network, Nokia Developer program, Motorola developer network, Sony Ericsson Developer program, and the AT&T Developer program. With the newly purchased intellectual property, the Company intends to develop mobile phone applications, games and mobile marketing solutions.

        In connection with the Agreement, Ken Ralfs, the Company’s sole officer and director agreed to sell to Mr. Stemple and certain of his family members and others 19,900,000 shares of the Company’s $0.001 par value common stock and resigned as an officer and director of the Company. See Item 5.01 – Changes in Control of Registrant.

        The forgoing description of the Agreement and the transactions contemplated thereby is not intend to be complete and is qualified in its entirety by the complete text of the Agreement.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        On or about July 18, 2008, the Company entered into an Intellectual Property Purchase Agreement effective July 17, 2008 (the “Agreement”) to purchase certain intellectual property from Stemple. The consideration for the purchase of the intellectual property was $5,000 in cash and the Company assumed $80,000 in debt from Stemple. See “Item 1.01 – Entry into a Definitive Material Agreement.” The $80,000 debt obligation is evidenced by two promissory notes that bear interest at a rate of 6% per annum and are due no later than August 31, 2008. The Company intends to enter into an Amended and Restated Intellectual Property Purchase Agreement that will provide that the Company will not assume the $80,000 in connection with the Agreement and the transfer of the intellectual property, but intends to amend Mr. Stemple’s employment agreement to reflect reimbursement to Mr. Stemple of amounts incurred by him in connection with the business of the Company and the transactions contemplated herein prior to entering into the Agreement and the Stemple Employment Agreement.

Item 5.01   Changes in Control of Registrant.

        Effective July 17, 2008, Michael Dean Stemple purchased 10,000,000 shares of the Company’s common stock from Ken Ralfs for $0.0001 per share or an aggregate purchase price of $1,000. Also effective July 17, 2008, Mr. Stemple’s brothers, Thomas Martin Stemple and Christopher James Stemple and parents Thomas Harold Stemple and Florence Alice Stemple also purchased an aggregate of 9,900,000 shares of Common Stock from Mr. Ralfs for $0.0001 per share. The purchase of the shares of Common Stock by Michael Dean Stemple, Thomas Martin Stemple and Christopher James Stemple and parents Thomas Harold Stemple and Florence Alice Stemple are referred to herein sometimes as the “Stemple Stock Purchase.” The purchase price of the shares of the Company’s common stock purchased in the Stemple Stock Purchase by Michael Stemple, Thomas Martin Stemple and Christopher James Stemple were from their personal funds and represent 45.7% of the issued and outstanding shares of the Company.

        As a result of the Stemple Stock Purchase, the appointment of Mr. Stemple to the board of directors and Mr. Ralfs’ resignation as a member of the board, a change of control in the Company has occurred.

        Other than the transactions and agreements disclosed in this form 8-K, the Company knows of no other contract or arrangement that may result in a change of control of the Company.

THE COMPANY’S BUSINESS

        The Company was previously a startup exploration stage company without operations, and was in the business of acquiring and exploring mineral resources. Effective July 17, 2008, the Company purchased certain intellectual property from Michael Dean Stemple. See Item 1.01 Entry into a Material Definitive Agreement.

Plan of Operation

        With the newly purchased intellectual property, the Company intends to become an industry leader in building not just mobile applications and games but in building complete mobile technology solutions. The Company intends to become a licensed iPhone Developer. Through the iPhone Developer program, the Company intends to access a complete set of technical resources and support from Apple, Inc. engineers. This program provides a complete and integrated process for developing, debugging, and distributing applications for the iPhone and iPod touch. The Company currently has no revenue from the proposed plan of operations.

        The Company also intends to become a Google Android developer. Google Android is an open and comprehensive platform for mobile devices. Through Android, developers, wireless operators, and handset manufacturers will be better positioned to bring innovative new products to market faster and at a much lower cost. The Company believes that this is poised to become an unprecedented mobile platform that will enable wireless operators and manufacturers to give their customers better, more personal, and more flexible mobile experiences.

        The Company also intends to become a Symbian developer. Symbian is a software licensing company that develops and licenses Symbian OS, the market-leading open operating system for advanced, data-enabled mobile phones known as smartphones.

        The Company intends to attract end users by developing engaging content that is designed specifically to take advantage of the new technologies incorporated in touch screen mobile phones. The Company intends to leverage the marketing resources and distribution infrastructures of our content partners, which allows us to focus our efforts on developing and publishing high-quality mobile game/applications.

        Our revenue growth rate will depend significantly on continued growth in the touch screen mobile game/application market and our ability to continue to attract new end users in that market. Our ability to attain profitability will be affected by the extent to which we must incur additional expenses to expand our sales, marketing, development, and general and administrative capabilities to grow our business. The largest component of our expenses is personnel costs. Personnel costs consist of salaries, benefits and incentive compensation, including bonuses and stock-based compensation for our employees. Our operating expenses will continue to grow in absolute dollars, assuming our revenues continue to grow.

        The Company currently has not developed or sold any products but is in the development stage for certain of its products. The Company intends to introduce its first mobile game/applications to the market on or about September or October 2008.

        The Company’s operations and our efforts to grow its business further will require significant cash outlays and commitments. The Company anticipates expenditures will be related to the development of our products, product introduction and various other fixed costs and payroll to our management. The Company will need to seek additional capital within the next six months, potentially through debt or equity financings, to fund its operations and growth and may not be able to raise needed cash on terms acceptable to us or at all. Financings, if available, may be on terms that are dilutive or potentially dilutive to our stockholders, and the prices at which new investors would be willing to purchase our securities may be lower than earlier investor’s prices. The holders of new securities may also receive rights, preferences or privileges that are senior to those of existing holders of our securities. If new sources of financing are required but are insufficient or unavailable, we would be required to modify our growth and operating plans to the extent of available funding, which would harm our ability to grow our business.

        Sales and Revenues

        The Company intends to generate the majority of its revenues from third party distributors that market and distribute its games and applications. The Company believes that these parties will change a one time purchase fee or monthly subscription fees to end users when the subscribers download our application to their mobile phone. The third parties will perform the billing and collection functions and remit to us a contractual fee for each game or application. End users may also be able to purchase our games and applications through various Internet portal sites or other delivery mechanisms.

        Costs of Sales

        The Company believes its costs of goods sold will consist primarily of royalties to pay to content owners from which the Company will license brand and other intellectual property and, to a certain extent, external developers.

         Seasonality

        Many new mobile handset models are released in the fourth calendar quarter to coincide with the holiday shopping season. Because many end users may download our game/applications soon after they purchase new handsets, we may experience seasonal sales increases based on the holiday selling period. However, due to the time between handset purchases and game/application purchases, most of this holiday impact will likely occur for us in our first quarter. In addition, we may seek to release many of our game/applications in conjunction with specific events.

INTELLECTUAL PROPERTY

        The Company’s business operations will be based upon the creation, acquisition and protection of intellectual property used in its future products. Some of this intellectual property will be in the form of software code, patented technology and other technology and trade secrets that we may use to develop our games and applications. We believe our intellectual property will be in the form of audio-visual elements that end users will be able to see, hear and interact with when using our games and applications.

COMPETITION

        The development, distribution and sale of mobile game/applications is a highly competitive business. For end users, we intend to compete primarily on the basis of brand, game/application quality, and price. For third party distributors, we intend to compete for marketing dollars based on these factors, as well as historical performance and perception of sales potential and relationships with licensors of brands and other intellectual property. For content and brand licensors, we intend to compete based on royalty and other economic terms, perceptions of development quality, porting abilities, speed of execution, distribution breadth and relationships with third parties. We also intend to compete for experienced and talented employees.

        We believe our primary competitors will include Digital Chocolate, Electronic Arts (EA Mobile), Game Loft, Hands-On Mobile, I-play, Namco, Glu Mobile, and THQ, with Electronic Arts having the largest market share of any company in the mobile game/applications market. In the future, likely competitors may include major media companies, traditional video game/application publishers, content aggregators, mobile software providers and independent mobile game/application publishers. Wireless carriers may also decide to develop, internally or through a managed third-party developer, and distribute their own mobile game/applications. If wireless carriers enter the mobile game/application market as publishers, they might refuse to distribute some or all of our game/applications or might deny us access to all or part of their networks.

        Some of our competitors’ and our potential competitors’ advantages over us, either globally or in particular geographic markets, include the following:

•	significantly greater revenues and financial resources;
•	stronger brand and consumer recognition regionally or worldwide;
•	the capacity to leverage their marketing expenditures across a broader portfolio of mobile and non-mobile products;
•	more substantial intellectual property of their own from which they can develop game/applications without having to pay royalties;
•	pre-existing relationships with brand owners or third parties that afford them access to intellectual property while blocking the access of competitors to that same intellectual property;
•	greater resources to make acquisitions;
•	lower labor and development costs; and
•	broader global distribution and presence.

EMPLOYEES

        As of the date of this Current Report on Form 8-K, the Company has one employee. See "Compensation" below.

DESCRIPTION OF THE COMPANY’S PROPERTIES

        From its previous operations, the Company has staked mineral claims near Atlin, British Columbia, Canada. The claims are registered in the name of Ken Ralfs, the former sole officer and a director of the Company who resigned from these positions. As indicated in the Company’s Form 10-Q for the quarter ended April 30, 2008, the Company decided to discontinue its mineral exploration program and abandon the mineral properties. The Company’s current address of 14405 W. Colfax Ave. Suite 104, Lakewood, CO 80401 is used for mail purposes only. The Company intends to enter into a lease for office space in Lakewood, Colorado but as of the date of this report has not entered into any lease for such office space.

LEGAL PROCEEDINGS

        As of the date of this Current Report, there is no pending litigation against the Company nor was there any litigation initiated by the Company.

RISK FACTORS

         Risks Related to Our Business

        While the Company was formed in November, 2005, we have only recently purchased the intellectual property from Michael Stemple. Accordingly, the Company should be considered a development stage company with no operating history upon which an evaluation of it’s future success or failure can be made.  We expect expenses to increase as we implement initiatives designed to continue to grow our business, including, among other things, the development and marketing of new game/applications, international expansion, expansion of our infrastructure, acquisition of content, and general and administrative expenses associated with being a public company. If we do not have sufficient revenues to offset these expected increases in operating expenses, we will continue to incur significant losses and will not become profitable. There is no assurance that we will generate revenues. Accordingly, we may not be able to achieve profitability in the future.

We have a limited operating history in an emerging market, which may make it difficult to evaluate our business.

        While the Company was formed in November 2005, we have only recently purchased the intellectual property from Michael Stemple pursuant to the Agreement. Accordingly, we have not generated revenues to date, and the future revenue potential of our business in this emerging market is uncertain. As a result of our short operating history, we have limited financial data that can be used to evaluate our business. Any evaluation of our business and our prospects must be considered in light of our limited operating history and the risks and uncertainties encountered by companies in our stage of development. As a development stage company in the emerging mobile entertainment industry, we face increased risks, uncertainties, expenses and difficulties. To address these risks and uncertainties, we must do the following:

•	develop wireless third party relationships;
•	develop relationships with third-party branded content owners;
•	develop revenue-sharing arrangements with third parties and third-party branded content owners;
•	enhance our own brands;
•	develop new high-quality mobile game/applications that achieve significant market acceptance;
•	port existing mobile game/applications to new mobile touch-screen handsets;
•	develop and upgrade our technology;
•	enhance our information processing systems;
•	increase the number of end users of our future game/applications;
•	grow our non-third party distribution, including through our website and third-party direct-to-consumer distributors;
•	expand our development capacity in countries with lower costs;
•	execute our business and marketing strategies successfully;
•	respond to competitive developments; and
•	attract, integrate, retain and motivate qualified personnel.

        We may be unable to accomplish one or more of these objectives, which could cause our business and results of operations to suffer. In addition, accomplishing many of these efforts might be very expensive, which could adversely impact our operating results and financial condition.

Our financial results could vary significantly from quarter to quarter and may be difficult to predict.

        Our revenues and operating results could vary significantly from quarter to quarter because of a variety of factors, many of which are outside of our control. As a result, comparing our operating results in the future on a period-to-period basis may not be meaningful. In addition, we may not be able to predict our future revenues or results of operations. We intend to base our expense levels on our internal operating plans and sales forecasts, and our operating costs are to a large extent fixed. As a result, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect financial results for that quarter. Individual game/applications and third party relationships represent meaningful portions of our revenues and net loss in any quarter. We may incur significant or unanticipated expenses when licenses are renewed. In addition, some payments from third parties that we recognize as revenue on a cash basis may be delayed unpredictably.

        In addition to other risk factors discussed in this Current Report on Form 8-K, factors that may contribute to the variability of our quarterly results include:

•	the number of new mobile game/applications released by us and our competitors;
•	the timing of release of new game/applications by us and our competitors, particularly those that may represent a significant portion of revenues in a period;

•	the popularity of new game/applications and game/applications released in prior periods;
•	changes in marketing, by third parties, for our leading game/applications and those of our competitors;
•	the expiration of existing content licenses for particular game/applications;
•	the timing of charges related to impairments of goodwill, intangible assets, prepaid royalties and guarantees;
•	changes in pricing policies by us, our competitors or our third parties and other distributors;
•	changes in the mix of original and licensed game/applications, which have varying gross margins;
•	the timing of successful mobile handset launches;
•	the seasonality of our industry;
•	fluctuations in the size and rate of growth of overall consumer demand for mobile game/applications and related content;
•	strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;
•	our success in entering new geographic markets;
•	foreign exchange fluctuations;
•	accounting rules governing recognition of revenue;
•	the timing of compensation expense associated with equity compensation grants; and
•	decisions by us to incur additional expenses, such as increases in marketing or research and development.

        As a result of these and other factors, our operating results may not meet the expectations of investors or public market analysts, if any, who choose to follow our company. Failure to meet market expectations would likely result in decreases in the trading price of our common stock.

The markets in which we operate are highly competitive, and many of our competitors have significantly greater resources than we do.

        The development, distribution and sale of mobile game/applications is a highly competitive business. For end users, we compete primarily on the basis of brand, game/application quality, and price. For third party distributors, we compete for marketing dollars based on these factors, as well as historical performance and perception of sales potential and relationships with licensors of brands and other intellectual property. For content and brand licensors, we compete based on royalty and other economic terms, perceptions of development quality, porting abilities, speed of execution, distribution breadth and relationships with third parties. We also compete for experienced and talented employees.

        Our primary competitors include Digital Chocolate, Electronic Arts (EA Mobile), Game/application loft, Hands-On Mobile, I-play, Namco, Glu Mobile, and THQ, with Electronic Arts having the largest market share of any company in the mobile game/applications market. Most of our competitors have financial resources, staffs and facilities substantially greater than ours. In the future, likely competitors include major media companies, traditional video game/application publishers, content aggregators, mobile software providers and independent mobile game/application publishers. Wireless carriers may also decide to develop, internally or through a managed third-party developer, and distribute their own mobile game/applications. If wireless carriers enter the mobile game/application market as publishers, they might refuse to distribute some or all of our game/applications or might deny us access to all or part of their networks.

        Some of our competitors’ and our potential competitors’ advantages over us, either globally or in particular geographic markets, include the following:

•	significantly greater revenues and financial resources;
•	stronger brand and consumer recognition regionally or worldwide;
•	the capacity to leverage their marketing expenditures across a broader portfolio of mobile and non-mobile products;
•	more substantial intellectual property of their own from which they can develop game/applications without having to pay royalties;
•	pre-existing relationships with brand owners or third parties that afford them access to intellectual property while blocking the access of competitors to that same intellectual property;
•	greater resources to make acquisitions;
•	lower labor and development costs; and
•	broader global distribution and presence.

        If we are unable to compete effectively or we are not as successful as our competitors in our target markets, we may have limited sales, our sales could decline, our margins could decline or we could lose market share, any of which would materially harm our business, operating results and financial condition.

        We will rely on third parties to market and distribute our game/applications and thus to generate our revenues. The loss of or a change in any of these significant third party relationships could cause us to lose access to their subscribers and thus materially reduce our future revenues.

        Our future success is highly dependent upon maintaining successful relationships with third parties. A significant portion of our revenues may be derived from a very limited number of customers. We expect that we will generate a substantial majority of our revenues through distribution relationships with limited customers for the foreseeable future. Our failure to maintain our relationships with these customers would materially reduce our future revenue potential and thus harm our business, operating results and financial condition.

        We do not believe that any of our future third party agreements will establish us as the exclusive provider of mobile game/applications with the customers and will generally have a term of one or two years with automatic renewal provisions upon expiration of the initial term, absent a contrary notice from either party. In addition, we expect that our customers will be able to terminate these agreements early and, in some instances, at any time without cause, which could give them the ability to renegotiate economic or other terms. We expect the agreements will generally not obligate the customer to market or distribute any of our game/applications. In many of these agreements, we expect to have to warrant that our game/applications do not contain libelous or obscene content, do not contain material defects or viruses, and do not violate third-party intellectual property rights and that we will indemnify the customer for any breach of a third parties intellectual property. In addition, we expect our agreements with a substantial minority of our customers to allow the third party to set the retail price at a level different from the price implied by our negotiated revenue split, without a corresponding change to our wholesale price to the third party. If one of these customers raises the retail price of one of our game/applications, unit demand for that game/application might decline, reducing our revenues, without necessarily reducing, and perhaps increasing, the total revenues that the customer receives from sales of that game/application.

        Many other factors outside our control could impair our ability to generate revenues through a given customer, including the following:

•	the customers preference for our competitors' mobile game/applications rather than ours;
•	the customers decision not to include or highlight our game/applications on the deck of its mobile handsets;
•	the customers decision to discontinue the sale of our mobile game/applications or all mobile game/applications like ours;
•	the customers decision to offer game/applications to its subscribers without charge or at reduced prices;
•	the customers decision to require market development funds from publishers like us;
•	the customers decision to restrict or alter subscription or other terms for downloading our game/applications;
•	a failure of the customers merchandising, provisioning or billing systems;
•	the customers decision to offer its own competing mobile game/applications; and
•	consolidation among third parties.

        If any customers decide not to market or distribute our game/applications or decide to terminate, not renew or modify the terms of its agreement with us or if there is consolidation among customers generally, we may be unable to replace the affected agreement with acceptable alternatives, causing us to lose access to that customers’ subscribers and the revenues they afford us, which could materially harm our business, operating results and financial condition.

        End user tastes are continually changing and are often unpredictable; if we fail to develop and publish new mobile game/applications that achieve market acceptance, our sales would suffer.

        Our business depends on developing and publishing mobile game/applications that wireless customers will place on their handsets and end users will buy. We must continue to invest significant resources in licensing efforts, research and development, marketing and regional expansion to enhance our offering of game/applications and introduce new game/applications, and we must make decisions about these matters well in advance of product release in order to implement them in a timely manner. Our success depends, in part, on unpredictable and volatile factors beyond our control, including end-user preferences, competing game/applications and the availability of other entertainment activities. If our game/applications and related applications are not responsive to the requirements of our customers or the entertainment preferences of end users, or they are not brought to market in a timely and effective manner, our business, operating results and financial condition would be harmed. Even if our game/applications are successfully introduced and initially adopted, a subsequent shift in our customers or the entertainment preferences of end users could cause a decline in our game/applications’ popularity that could materially reduce our revenues and harm our business, operating results and financial condition.

Inferior handset placement would likely adversely impact our revenues and thus our operating results and financial condition.

        Wireless service providers provide a limited selection of game/applications that are accessible to their subscribers through their mobile handsets. The inherent limitation on the number of game/applications available on the handset is a function of the limited screen size of handsets and third parties perceptions of the depth of menus and numbers of choices end users will generally utilize. Wireless service providers typically provide one or more top level menus highlighting game/applications that are recent top sellers, that the wireless service providers believes will become top sellers or that the wireless service providers otherwise chooses to feature, in addition to a link to a menu of additional game/applications sorted by genre. We believe that handset placement on the top level or featured menu or toward the top of genre-specific or other menus, rather than lower down or in sub-menus is likely to result in game/applications achieving a greater degree of commercial success. If wireless service providers choose to give our game/applications less favorable handset placement, our game/applications may be less successful than we anticipate, our revenues may decline and our business, operating results and financial condition may be materially harmed.

We will likely depend on no more than ten mobile game/applications for a majority of our revenues.

        In our industry, new game/applications are frequently introduced, but a relatively small number of game/applications account for a significant portion of industry sales. Similarly, a significant portion of anticipated revenues may come from a limited number of mobile game/applications. We expect to release a relatively small number of new game/applications each year for the foreseeable future. If these game/applications are not successful, our revenues could be limited and our business and operating results would suffer in both the year of release and thereafter.

        In addition, the limited number of game/applications that we release in a year may contribute to fluctuations in our operating results. Therefore, our reported results at quarter and year end may be affected based on the release dates of our products, which could result in volatility in the price of our common stock. If our competitors develop more successful game/applications or offer them at lower prices or based on payment models, such as pay-for-play or subscription-based models, perceived as offering a better value proposition, or if we do not continue to develop consistently high-quality and well-received game/applications, our revenues would likely decline and our business, operating results and financial condition would be harmed.

As a result of a majority of our revenues being derived from a small number of wireless service providers, if any one of these wireless service providers were unable to fulfill its payment obligations, our financial condition and results of operations would suffer.

        We expect to generate a significant amount of our future revenue from a small number of wireless service providers. As a result of a majority of our revenues being derived from a small number of wireless third parties, if any provider is unable to fulfill its payment obligations to us under our third party agreements with them, our revenues could decline significantly and our financial condition might be harmed.

If we are unsuccessful in establishing and increasing awareness of our brand and recognition of our mobile game/applications or if we incur excessive expenses promoting and maintaining our brand or our game/applications, our potential revenues could be limited, our costs could increase and our operating results and financial condition could be harmed.

        We believe that establishing and maintaining our brand is critical to retaining and expanding our existing relationships with wireless third parties and content licensors, as well as developing new relationships. Promotion of the TapSlide brand will depend on our success in providing high-quality mobile game/applications. Similarly, recognition of our game/applications by end users will depend on our ability to develop engaging game/applications of high quality with attractive titles. However, our success will also depend, in part, on the services and efforts of third parties, over which we have little or no control. For instance, if our third parties fail to provide high levels of service, our end users’ ability to access our game/applications may be interrupted, which may adversely affect our brand. If end users, branded content owners and third parties do not perceive our existing game/applications as high-quality or if we introduce new game/applications that are not favorably received by our end users and third parties, then we may be unsuccessful in building brand recognition and brand loyalty in the marketplace. In addition, globalizing and extending our brand and recognition of our game/applications will be costly and will involve extensive management time to execute successfully. Further, the markets in which we operate are highly competitive and some of our competitors, such as Electronic Arts (EA Mobile), already have substantially more brand name recognition and greater marketing resources than we do. If we fail to increase brand awareness and consumer recognition of our game/applications, our potential revenues could be limited, our costs could increase and our business, operating results and financial condition could suffer.

Our business and growth may suffer if we are unable to hire and retain key personnel, who are in high demand.

        We are currently and believe we will continue to be entirely dependent on our sole officer and director, Michael Stemple following the effective date of the resignation of Ken Ralfs. The loss of the services of Mr. Stemple, or any other key employees or officers we hire in the future could harm our business.

        Our future success also depends on our ability to identify, attract and retain highly skilled technical, managerial, finance, marketing and creative personnel, especially Mr. Stemple. We expect to face intense competition for qualified individuals from numerous technology, marketing and mobile entertainment companies. Qualified individuals are in high demand, and we may incur significant costs to attract them. We may be unable to attract and retain suitably qualified individuals who are capable of meeting our growing creative, operational and managerial requirements, or may be required to pay increased compensation in order to do so. If we are unable to attract and retain the qualified personnel we need to succeed, our business would suffer.

        Volatility or lack of performance in our stock price may also affect our ability to attract and retain our key employees. We expect many of our key employees will be granted shares of our common stock or may be granted stock options. Employees may be more likely to leave the employ of the Company if the exercise price of the stock options exceed the market price of our common stock. If we are unable to retain our employees, our business, operating results and financial condition would be harmed.

Growth may place significant demands on our management and our infrastructure.

        We operate in an emerging market and may experience growth in our business through internal growth and acquisitions. This growth may place significant demands on our management and our operational and financial infrastructure. Growth could strain our ability to:

•	develop and improve our operational, financial and management controls;
•	enhance our reporting systems and procedures;
•	recruit, train and retain highly skilled personnel;
•	maintain our quality standards; and
•	maintain branded content owner, wireless third party and end-user satisfaction.

        Managing our growth will require significant expenditures and allocation of valuable management resources. If we fail to achieve the necessary level of efficiency in our organization as it grows, our business, operating results and financial condition would be harmed.

The acquisition of other companies, businesses or technologies could result in operating difficulties, dilution and other harmful consequences.

        Although we have no present understandings, commitments or agreements to do so, we may pursue acquisitions in the future, any of which could be material to our business, operating results and financial condition. Future acquisitions could divert management’s time and focus from operating our business. In addition, integrating an acquired company, business or technology is risky and may result in unforeseen operating difficulties and expenditures. Future acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, including our common stock, or the incurrence of debt, contingent liabilities, amortization expenses or acquired in-process research and development expenses, any of which could harm our financial condition and operating results. Future acquisitions may also require us to obtain additional financing, which may not be available on favorable terms or at all.

        International acquisitions involve risks related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries.

        In addition, a significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our earnings based on this impairment assessment process, which could harm our operating results.

We face added business, political, regulatory, operational, financial and economic risks as a result of our international operations and distribution, any of which could increase our costs and hinder our growth.

        International sales may represent a significant portion of revenues in the future. We may open international offices, and we expect international sales to be an important component of our revenues. Risks affecting our international operations include:

•	challenges caused by distance, language and cultural differences;
•	multiple and conflicting laws and regulations, including complications due to unexpected changes in these laws and regulations;
•	the burdens of complying with a wide variety of foreign laws and regulations;
•	foreign currency fluctuations;
•	higher costs associated with doing business internationally;
•	difficulties in staffing and managing international operations;
•	greater fluctuations in sales to end users and through third parties in developing countries, including longer payment cycles and greater difficulty collecting accounts receivable;
•	protectionist laws and business practices that favor local businesses in some countries;
•	foreign tax consequences;
•	foreign exchange controls that might prevent us from repatriating income earned in countries outside the United States;
•	price controls;
•	the servicing of regions by many different third parties;
•	imposition of public sector controls;
•	political, economic and social instability;
•	restrictions on the export or import of technology;
•	trade and tariff restrictions;
•	variations in tariffs, quotas, taxes and other market barriers; and
•	difficulties in enforcing intellectual property rights in countries other than the United States.

        In addition, developing user interfaces that are compatible with other languages or cultures can be expensive. As a result, any international expansion efforts may be more costly than we expect. Further, expansion into developing countries may subject us to the effects of regional instability, civil unrest and hostilities, and could adversely affect us by disrupting communications and making travel more difficult.

        These risks could harm our international expansion efforts, which, in turn, could materially and adversely affect our business, operating results and financial condition.

If we fail to deliver our game/applications at the same time as new mobile handset models are commercially introduced, our sales may suffer.

        Our business is dependent, in part, on the commercial introduction of new handset models with enhanced features, including larger, higher resolution color touch-screens, improved audio quality, and greater processing power, memory, battery life and storage. We do not control the timing of these handset launches. Some new handsets are sold by third parties with one or more game/applications or other applications pre-loaded, and many end users who download our game/applications do so after they purchase their new handsets to experience the new features of those handsets. Some handset manufacturers may give us access to their handsets prior to commercial release. If one or more major handset manufacturers were to cease to provide us access to new handset models prior to commercial release, we might be unable to introduce compatible versions of our game/applications for those handsets in coordination with their commercial release, and we might not be able to make compatible versions for a substantial period following their commercial release. If, because of game/application launch delays, we miss the opportunity to sell game/applications when new handsets are shipped or our end users upgrade to a new handset, or if we miss the key holiday selling period, either because the introduction of a new handset is delayed or we do not deploy our game/applications in time for the holiday selling season, our revenues would likely decline and our business, operating results and financial condition would likely suffer.

Wireless service providers generally will control the price charged for our mobile game/applications and the billing and collection for sales of our mobile game/applications and could make decisions detrimental to us.

        Wireless service providers generally will control the price charged for our mobile game/applications either by approving or establishing the price of the game/applications charged to their subscribers. The anticipated third party agreements may also restrict our ability to change prices. In cases where third party approval is required, approvals may not be granted in a timely manner or at all. A failure or delay in obtaining these approvals, the prices established by the third parties for our game/applications, or changes in these prices could adversely affect market acceptance of those game/applications. Similarly, when we make changes to a pricing plan (the wholesale price and the corresponding suggested retail price based on our negotiated revenue-sharing arrangement), adjustments to the actual retail price charged to end users may not be made in a timely manner or at all (even though our wholesale price was reduced). A failure or delay by these third parties in adjusting the retail price for our game/applications, could adversely affect sales volume and our revenues for those game/applications.

        Third parties and other distributors also control billings and collections for our game/applications, either directly or through third-party service providers. If our third parties or their third-party service providers cause material inaccuracies when providing billing and collection services to us, our revenues may be less than anticipated or may be subject to refund at the discretion of the third party. This could harm our business, operating results and financial condition.

We may be unable to develop and introduce in a timely way new mobile game/applications, and our game/applications may have defects, which could harm our brand.

        The planned timing and introduction of new original mobile game/applications and game/applications based on licensed intellectual property are subject to risks and uncertainties. Unexpected technical, operational, deployment, distribution or other problems could delay or prevent the introduction of new game/applications, which could result in a loss of, or delay in, revenues or damage to our reputation and brand. If any of our game/applications is introduced with defects, errors or failures, we could experience decreased sales, loss of end users, damage to our third party relationships and damage to our reputation and brand. Our attractiveness to branded content licensors might also be reduced. In addition, new game/applications may not achieve sufficient market acceptance to offset the costs of development, particularly when the introduction of a game/application is substantially later than a planned “day-and-date” launch, which could materially harm our business, operating results and financial condition.

If we fail to maintain and enhance our capabilities for porting game/applications to a broad array of mobile handsets, our attractiveness to wireless third parties and branded content owners will be impaired, and our sales could suffer.

        Once developed, a mobile game/application may be required to be ported to, or converted into separate versions for, numerous different handset models, many with different technological requirements. These include handsets with various combinations of underlying technologies, user interfaces, keypad layouts, screen resolutions, sound capabilities and other third party-specific customizations. If we fail to maintain or enhance our porting capabilities, our sales could suffer, branded content owners might choose not to grant us licenses and third parties might choose to give our game/applications less desirable deck placement or not to give our game/applications placement on their decks at all.

        Changes to our game/application design and development processes to address new features or functions of handsets or networks might cause inefficiencies in our porting process or might result in more labor intensive porting processes. In addition, we anticipate that in the future we will be required to port existing and new game/applications to a broader array of handsets. If we utilize more labor intensive porting processes, our margins could be significantly reduced and it might take us longer to port game/applications to an equivalent number of handsets. This, in turn, could harm our business, operating results and financial condition.

If independent, third-party developers cease development of new game/applications for us and we are unable to find comparable replacements, we may have to reduce the number of game/applications that we intend to introduce, delay the introduction of some game/applications or increase our internal development staff, which would be a time-consuming and potentially costly process, and, as a result, our competitive position may be adversely impacted.

        We intend to rely on independent third-party developers to develop certain of our game/applications, which subjects us to the following risks:

•	key developers who worked for us in the past may choose to work for or be acquired by our competitors;
•	developers currently under contract may try to renegotiate our agreements with them on terms less favorable to us; and
•	our developers may be unable or unwilling to allocate sufficient resources to complete our game/applications in a timely or satisfactory manner or at all.

        If our developers terminate their relationships with us or negotiate agreements with terms less favorable to us, we may have to reduce the number of game/applications that we intend to introduce, delay the introduction of some game/applications or increase our internal development staff, which would be a time-consuming and potentially costly process, and, as a result, our business, operating results and financial condition could be harmed.

If one or more of our game/applications were found to contain hidden, objectionable content, our reputation and operating results could suffer.

        Historically, many video game/applications have been designed to include hidden content and game/application play features that are accessible through the use of in-game/application cheat codes or other technological means that are intended to enhance the game/application play experience. These features have been common in console and computer game/applications. However, in several recent cases, hidden content or features have been included in other publishers’ products by an employee who was not authorized to do so or by an outside developer without the knowledge of the publisher. From time to time, some of this hidden content and these hidden features have contained profanity, graphic violence and sexually explicit or otherwise objectionable material. Our design and porting process and the constraints on the file size of our game/applications reduce the possibility of hidden, objectionable content appearing in the game/applications we publish. Nonetheless, these processes and constraints may not prevent this content from being included in our game/applications. If a game/application we published were found to contain hidden, objectionable content, our wireless third parties and other distributors of our game/applications could refuse to sell it, consumers could refuse to buy it or demand a refund of their money, and, if the game/application was based on licensed content, the licensor could demand that we incur significant expense to remove the objectionable content from the game/application and all ported versions of the game/application. This could have a materially negative impact on our business, operating results and financial condition. In addition, our reputation could be harmed, which could impact sales of other game/applications we sell and our attractiveness to content licensors and third parties or other distributors of our game/applications. If any of these consequences were to occur, our business, operating results and financial condition could be significantly harmed.

If we do not adequately protect our intellectual property rights, it may be possible for third parties to obtain and improperly use our intellectual property and our competitive position may be adversely affected.

        Our intellectual property is and will be an essential element of our business. We intend to rely on a combination of copyright, trademark, trade secret and other intellectual property laws and restrictions on disclosure to protect our intellectual property rights. To date, we have not sought patent protection. Consequently, we will not be able to protect our technologies from independent invention by third parties. Despite our efforts to protect our intellectual property rights, unauthorized parties may attempt to copy or otherwise to obtain and use our technology and game/applications. Monitoring unauthorized use of our game/applications is difficult and costly, and we cannot be certain that the steps we have taken will prevent piracy and other unauthorized distribution and use of our technology and game/applications, particularly internationally where the laws may not protect our intellectual property rights as fully as in the United States. In the future, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our management and resources.

        In addition, although we intend to require our third-party developers to sign agreements not to disclose or improperly use our trade secrets and acknowledging that all inventions, trade secrets, works of authorship, developments and other processes generated by them on our behalf are our property and to assign to us any ownership they may have in those works, it may still be possible for third parties to obtain and improperly use our intellectual properties without our consent. This could harm our business, operating results and financial condition.

Third parties may sue us for intellectual property infringement, which, if successful, may disrupt our business and could require us to pay significant damage awards.

        Third parties may sue us for intellectual property infringement or initiate proceedings to invalidate our intellectual property, either of which, if successful, could disrupt the conduct of our business, cause us to pay significant damage awards or require us to pay licensing fees. In the event of a successful claim against us, we might be enjoined from using our or our licensed intellectual property, we might incur significant licensing fees and we might be forced to develop alternative technologies. Our failure or inability to develop non-infringing technology or game/applications or to license the infringed or similar technology or game/applications on a timely basis could force us to withdraw game/applications from the market or prevent us from introducing new game/applications. In addition, even if we are able to license the infringed or similar technology or game/applications, license fees could be substantial and the terms of these licenses could be burdensome, which might adversely affect our operating results. We might also incur substantial expenses in defending against third-party infringement claims, regardless of their merit. Successful infringement or licensing claims against us might result in substantial monetary liabilities and might materially disrupt the conduct of our business.

Indemnity provisions in various agreements may potentially expose us to substantial liability for intellectual property infringement, damages caused by malicious software and other losses.

        In the ordinary course of our business, certain of the agreements we may enter into with third parties and other distributors may include indemnification provisions. In these provisions, we may agree to indemnify them for losses suffered or incurred in connection with our game/applications, including as a result of intellectual property infringement and damages caused by viruses, worms and other malicious software. The term of these indemnity provisions may be perpetual after execution of the corresponding license agreement, and the maximum potential amount of future payments we could be required to make under these indemnification provisions may be unlimited. Large future indemnity payments could harm our business, operating results and financial condition.

Conflicts of Interest

        Certain conflicts of interest may exist between the Company and its officers and directors. They have other business interests to which they devote their attention, and may be expected to continue to do so although management time should be devoted to the business of the Company. Because of these relationships, Mr. Stemple will be subject to conflicts of interest. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to the Company. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to the Company.

We will need to raise additional capital to grow our business, and we may not be able to raise capital on terms acceptable to us or at all.

        The operation of our business and our efforts to grow our business further will require significant cash outlays and commitments. If our cash, cash equivalents and short-term investments balances and any cash generated from operations are not sufficient to meet our cash requirements, we will need to seek additional capital, potentially through debt or equity financings, to fund our growth. We may not be able to raise needed cash on terms acceptable to us or at all. Financings, if available, may be on terms that are dilutive or potentially dilutive to our stockholders, and the prices at which new investors would be willing to purchase our securities may be lower than earlier investor’s prices. The holders of new securities may also receive rights, preferences or privileges that are senior to those of existing holders of our securities. If new sources of financing are required but are insufficient or unavailable, we would be required to modify our growth and operating plans to the extent of available funding, which would harm our ability to grow our business.

We may face risks associated with currency exchange rate fluctuations.

        Although we anticipate transacting a majority of our business in U.S. Dollars, we may also transact some of our business in pounds sterling and Euros and a small portion of our business in other currencies. Conducting business in currencies other than U.S. Dollars subjects us to fluctuations in currency exchange rates that could have a negative impact on our reported operating results. Fluctuations in the value of the U.S. Dollar relative to other currencies impact our revenues, cost of revenues and operating margins and result in foreign currency transaction gains and losses and may have a material adverse effect upon the Company and its results of operations.

Nevada law and our Articles of Incorporation may protect our directors from certain types of lawsuits.

        Nevada law provides that our directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as directors. Our Articles of Incorporation permit us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Maintaining and improving our financial controls and the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified members for our board of directors.

        As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and the rules and regulations of the NASDAQ Stock Market. The requirements of these rules and regulations will increase our legal, accounting and financial compliance costs, will make some activities more difficult, time-consuming and costly and may also place undue strain on our personnel, systems and resources.

        The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. This can be difficult to do. For example, we will likely depend on the reports of wireless service providers for information regarding the amount of sales of our game/applications and related applications and to determine the amount of royalties we owe branded content licensors and the amount of our revenues. These reports may not be timely, may contain errors and are outside of our control.

        In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we will need to expend significant resources and provide significant management oversight. We have a substantial effort ahead of us to implement appropriate processes, document our system of internal control over relevant processes, assess their design, remediate any deficiencies identified and test their operation. As a result, management’s attention may be diverted from other business concerns, which could harm our business, operating results and financial condition. These efforts may also involve substantial accounting-related costs. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on The NASDAQ Over the Counter Bulletin Board.

        The Sarbanes-Oxley Act and the rules and regulations of the NASDAQ Stock Market may make it more difficult and more expensive for us to acquire and maintain directors’ and officers’ liability insurance, and if we obtain such coverage, we may be required to accept reduced coverage or incur substantially higher costs to maintain coverage. If we are unable to obtain and maintain adequate directors’ and officers’ insurance, our ability to recruit and retain qualified directors, especially those directors who may be considered independent for purposes of the NASDAQ Stock Market rules, and officers will be significantly curtailed.

Lack of Diversification

        Because of the limited financial resources that the Company has, it is unlikely that the Company will be able to diversify its operations. The Company’s probable inability to diversify its activities into more than one area will subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company’s operations.

Dependence upon Outside Advisors

        To supplement the business experience of its officers and directors, the Company may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The Company’s officers and directors will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an “as needed” basis without a continuing fiduciary or other obligation to the Company. In the event the officers and directors of the Company considers it necessary to hire outside advisors, they may elect to hire persons who are affiliates, if they are able to provide the required services, which may be a conflict of interest.

        Risks Relating to Our Industry

        Wireless communications technologies are changing rapidly, and we may not be successful in working with these new technologies.

        Wireless network and mobile handset technologies are undergoing rapid innovation. New handsets with more advanced processors and supporting advanced programming languages continue to be introduced. In addition, networks that enable enhanced features, such as multiplayer technology, are being developed and deployed. We have no control over the demand for, or success of, these products or technologies. The development of new, technologically advanced game/applications to match the advancements in handset technology is a complex process requiring significant research and development expense, as well as the accurate anticipation of technological and market trends. If we fail to anticipate and adapt to these and other technological changes, the available channels for our game/applications may be limited and our market share and our operating results may suffer. Our future success will depend on our ability to adapt to rapidly changing technologies, develop mobile game/applications to accommodate evolving industry standards and improve the performance and reliability of our game/applications. In addition, the widespread adoption of networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt our game/applications.

        Technology changes in our industry will require us to anticipate, sometimes years in advance, which technologies we must implement and take advantage of in order to make our game/applications and other mobile entertainment products competitive in the market. Therefore, we will likely have to start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly and effectively than we can. In either case, our products may be technologically inferior to those of our competitors, less appealing to end users or both. If we cannot achieve our technology goals within the original development schedule of our products, then we may delay their release until these technology goals can be achieved, which may delay or reduce our revenues, increase our development expenses and harm our reputation. Alternatively, we may increase the resources employed in an attempt either to preserve our product launch schedule or to keep up with our competition, which would increase our development expenses. In either case, our business, operating results and financial condition could be materially harmed.

        The complexity of and incompatibilities among mobile handsets may require us to use additional resources for the development of our game/applications.

        To reach large numbers of wireless subscribers, mobile entertainment publishers like us must support numerous mobile handsets and technologies. However, keeping pace with the rapid innovation of handset technologies together with the continuous introduction of new, and often incompatible, handset models by wireless third parties requires us to make significant investments in research and development, including personnel, technologies and equipment. In the future, we may be required to make substantial investments in our development if the number of different types of handset models continues to proliferate. In addition, as more advanced handsets are introduced that enable more complex, feature rich game/applications, we anticipate that our per-game/application development costs will increase, which could increase the risks associated with the failure of any one game/application and could materially harm our operating results and financial condition.

        If wireless subscribers do not continue to use their mobile handsets to access game/applications and other applications, our business growth and future revenues may be adversely affected.

        We operate in a developing industry. Our success depends on growth in the number of wireless subscribers who use their handsets to access data services and, in particular, entertainment applications of the type we develop and distribute. New or different mobile entertainment applications, such as streaming video or music applications, developed by our current or future competitors may be preferred by subscribers to our game/applications. In addition, other mobile platforms may become widespread, and end users may choose to switch to these platforms. If the market for our game/applications does not continue to grow or we are unable to acquire new end users, our business growth and future revenues could be adversely affected. If end users switch their entertainment spending away from the game/applications and related applications that we publish, or switch to portable gaming platforms or distribution where we do not have comparative strengths, our revenues would likely decline and our business, operating results and financial condition would suffer.

        Our industry is subject to risks generally associated with the entertainment industry, any of which could significantly harm our operating results.

        Our business is subject to risks that are generally associated with the entertainment industry, many of which are beyond our control. These risks could negatively impact our operating results and include: the popularity, price and timing of release of game/applications and mobile handsets on which they are played; economic conditions that adversely affect discretionary consumer spending; changes in consumer demographics; the availability and popularity of other forms of entertainment; and critical reviews and public tastes and preferences, which may change rapidly and cannot necessarily be predicted.

        A shift of technology platform by wireless third parties and mobile handset manufacturers could lengthen the development period for our game/applications, increase our costs and cause our game/applications to be of lower quality or to be published later than anticipated.

        End users of game/applications must have a mobile handset with multimedia capabilities enabled by technologies capable of running third-party game/applications and related applications such as ours. Our development resources will likely be concentrated in the Apple, Google Android, and Symbian platforms. If one or more of these technologies fall out of favor with handset manufacturers and wireless third parties and there is a rapid shift to a technology platform where we do not have development experience or resources, the development period for our game/applications may be lengthened, increasing our costs, and the resulting game/applications may be of lower quality, and may be published later than anticipated. In such an event, our reputation, business, operating results and financial condition might suffer.

        System or network failures could reduce our sales, increase costs or result in a loss of end users of our game/applications.

        Mobile game/application publishers rely on wireless third party networks to deliver game/applications to end users and on their or other third parties’ billing systems to track and account for the downloading of their game/applications. In certain circumstances, mobile game/application publishers may also rely on their own servers to deliver game/applications on demand to end users through their third parties networks. In addition, certain subscription-based game and entertainment products require access over the mobile Internet to servers in order to enable features such as multiplayer modes, high score posting or access to information updates. Any failure of, or technical problem with, third parties or their billing systems, delivery systems, information systems or communications networks could result in the inability of end users to download our game/applications, prevent the completion of billing for a game/application, or interfere with access to some aspects of our game/applications or other products. If any of these systems fails or if there is an interruption in the supply of power, an earthquake, fire, flood or other natural disaster, or an act of war or terrorism, end users might be unable to access our game/applications. For example, from time to time, our third parties have experienced failures with their billing and delivery systems and communication networks, including gateway failures that reduced the provisioning capacity of their branded e-commerce system. Any failure of, or technical problem with, the third parties or our systems could cause us to lose end users or revenues or incur substantial repair costs and distract management from operating our business. This, in turn, could harm our business, operating results and financial condition.

        The market for mobile game/applications is seasonal, and our results may vary significantly from period to period.

        Many new mobile handset models are released in the fourth calendar quarter to coincide with the holiday shopping season. Because many end users may download our game/applications soon after they purchase new handsets, we may experience seasonal sales increases based on the holiday selling period. However, due to the time between handset purchases and game/application purchases, most of this holiday impact will likely occur for us in our first quarter. In addition, we may seek to release many of our game/applications in conjunction with specific events. If we miss these key selling periods for any reason, our sales may suffer disproportionately. Likewise, if a key event to which our game/application release schedule is tied were to be delayed or cancelled, our sales would also suffer disproportionately. Further, for a variety of reasons, including roaming charges for data downloads that may make purchase of our game/applications prohibitively expensive for many end users while they are traveling. For example, we may experience seasonal sales decreases during the summer, particularly in Europe. If the level of travel increases or expands to other periods, our operating results and financial condition may be harmed. Our ability to meet game/application development schedules is affected by a number of factors, including the creative processes involved, the coordination of large and sometimes geographically dispersed development teams required by the increasing complexity of our game/applications, and the need to fine-tune our game/applications prior to their release. Any failure to meet anticipated development or release schedules would likely result in a delay of revenues or possibly a significant shortfall in our revenues and cause our operating results to be materially different than anticipated.

        Our business depends on the growth and maintenance of wireless communications infrastructure.

        Our success will depend on the continued growth and maintenance of wireless communications infrastructure in the United States and internationally. This includes deployment and maintenance of reliable next-generation digital networks with the speed, data capacity and security necessary to provide reliable wireless communications services. Wireless communications infrastructure may be unable to support the demands placed on it if the number of subscribers continues to increase, or if existing or future subscribers increase their bandwidth requirements. Wireless communications have experienced a variety of outages and other delays as a result of infrastructure and equipment failures, and could face outages and delays in the future. These outages and delays could reduce the level of wireless communications usage as well as our ability to distribute our game/applications successfully. In addition, changes by a wireless third party to network infrastructure may interfere with downloads of our game/applications and may cause end users to lose functionality in our game/applications that they have already downloaded. This could harm our business, operating results and financial condition.

        Future mobile handsets may significantly reduce or eliminate wireless third parties control over delivery of our game/applications and force us to rely further on alternative sales channels, which, if not successful, could require us to increase our sales and marketing expenses significantly.

        Substantially all our game/applications are anticipated to be sold through third party branded e-commerce services. However, a growing number of handset models currently available allow wireless subscribers to browse the Internet and, in some cases, download applications from sources other than a third party branded e-commerce service. In addition, the development of other application delivery mechanisms such as premium-SMS may enable subscribers to download applications without having to access a third party branded e-commerce service. Increased use by subscribers of open operating system handsets or premium-SMS delivery systems will enable them to bypass third party branded e-commerce services and could reduce the market power of third parties. This could force us to rely further on alternative sales channels where we may not be successful selling our game/applications, and could require us to increase our sales and marketing expenses significantly. As with our third parties, we believe that inferior placement of our game/applications and other mobile entertainment products in the menus of off-deck distributors will result in lower revenues than might otherwise be anticipated from these alternative sales channels. We may be unable to develop and promote our direct website distribution sufficiently to overcome the limitations and disadvantages of off-deck distribution channels. This could harm our business, operating results and financial condition.

        Actual or perceived security vulnerabilities in mobile handsets or wireless networks could adversely affect our revenues.

        Maintaining the security of mobile handsets and wireless networks is critical for our business. There are individuals and groups who develop and deploy viruses, worms and other illicit code or malicious software programs that may attack wireless networks and handsets. Security experts have identified computer “worm” programs, such as “Cabir” and “Commwarrior.A,” and viruses, such as “Lasco.A,” that target handsets running on the Symbian operating system. Although these worms have not been widely released and do not present an immediate risk to our business, we believe future threats could lead some end users to seek to return our game/applications, reduce or delay future purchases of our game/applications or reduce or delay the use of their handsets. Wireless third parties and handset manufacturers may also increase their expenditures on protecting their wireless networks and mobile phone products from attack, which could delay adoption of new handset models. Any of these activities could adversely affect our revenues and this could harm our business, operating results and financial condition.

        If a substantial number of the end users that purchase our game/applications by subscription change mobile handsets or if wireless third parties switch to subscription plans that require active monthly renewal by subscribers, our sales could suffer.

        Subscriptions will represent a significant portion of our revenues. As handset development continues, over time an increasing percentage of end users who already own one or more of our subscription game/applications will likely upgrade from their existing handsets. With some wireless third parties, it is not currently feasible for these end users to transfer their existing subscriptions from one handset to another. In addition, third parties may switch to subscription billing systems that require end users to actively renew, or opt-in, each month from current systems that passively renew unless end users take some action to opt-out of their subscriptions. In either case, unless we are able to re-sell subscriptions to these end users or replace these end users with other end users, our sales would suffer and this could harm our business, operating results and financial condition.

        Changes in government regulation of the media and wireless communications industries may adversely affect our business.

        It is possible that a number of laws and regulations may be adopted in the United States and elsewhere that could restrict the media and wireless communications industries, including laws and regulations regarding customer privacy, taxation, content suitability, copyright, distribution and antitrust. Furthermore, the growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours conducting business through wireless third parties. We anticipate that regulation of our industry will increase and that we will be required to devote legal and other resources to address this regulation. Changes in current laws or regulations or the imposition of new laws and regulations in the United States or elsewhere regarding the media and wireless communications industries may lessen the growth of wireless communications services and may materially reduce our ability to increase or maintain sales of our game/applications.

        A number of studies have examined the health effects of mobile phone use, and the results of some of the studies have been interpreted as evidence that mobile phone use causes adverse health effects. The establishment of a link between the use of mobile phone services and health problems, or any media reports suggesting such a link, could increase government regulation of, and reduce demand for, mobile phones and, accordingly, the demand for our game/applications and related applications, and this could harm our business, operating results and financial condition.

RISKS RELATED TO OUR SECURITIES

Sales of a substantial number of shares of our Common Stock into the public market may result in significant downward pressure on the price of our Common Stock and could affect the ability of our stockholders to realize the current trading price of our Common Stock.

        Sales of a substantial number of shares of our Common Stock in the public market could cause a reduction in the market price of our Common Stock. As of June 3, 2008, we had 43,515,000 shares of Common Stock issued and outstanding. As of June 3, 2008, there were 835,000 outstanding shares of our Common Stock, not held by our affiliates, that are restricted securities as that term is defined in Rule 144 under the Securities Act. Although the Securities Act and Rule 144 place certain prohibitions on the sale of restricted securities, restricted securities may be sold into the public market under certain conditions. As a result, a substantial number of our shares of Common Stock may be issued and may be available for immediate resale, which could have an adverse effect on the price of our Common Stock.

The trading price of our Common Stock on the Over the Counter Bulletin Board has been and may continue to fluctuate significantly.

        Since March 23, 2008, our Common Stock has traded as low as $0.23 and as high as $0.50. In addition to volatility associated with Over the Counter Bulletin Board securities in general, the value of your investment could decline due to the impact of any of the factors discussed in this section entitled Risk Factors or for a variety of reasons outside our control. In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our Common Stock.

Regulation of Penny Stocks

        The Company’s securities will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and also may affect the ability of investors to sell their securities in any market that might develop therefore.

        In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks”. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because the securities of the Company may constitute “penny stocks” within the meaning of the rules, the rules would apply to the Company and to its securities. The rules may further affect the ability of owners of securities to sell the securities of the Company in any market that might develop for them.

        Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Application of the penny-stock rules to our Common Stock reduces the market liquidity of our shares, which in turn affects the ability of holders of our Common Stock to resell the shares they purchase, and they may not be able to resell at prices at or above the prices they paid.

We will require additional capital in the future and we cannot assure you that capital will be available on reasonable terms, if at all, or on terms that would not cause substantial dilution to your stock holdings.

        The operation of our business and our efforts to grow our business further will require significant cash outlays and commitments. If capital requirements vary materially from those currently planned, we may require additional capital sooner than expected. There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to us, if at all. Any sale of a substantial number of additional shares will cause dilution to your investment and could also cause the market price of our Common Stock to decline.

        Issuances of additional shares of our stock in the future could dilute existing shareholders and may adversely affect the market price of our Common Stock. We have the authority to issue without stockholder approval up to 75,000,000, shares of Common Stock (of which, as of June 6, 2008, 43,515,000 shares were outstanding). Because our Common Stock is traded on the Over the Counter Bulletin Board and is not listed on an exchange, we are not required to solicit shareholder approval prior to issuing large blocks of our stock. These future issuances could be at values substantially below the price paid for our Common Stock by our current shareholders. In addition, we could issue large blocks of our Common Stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Because we believe that trading in our Common Stock will initially continue to be limited, the issuance of our stock may have a disproportionately large impact on its price compared to larger companies.

Michael Stemple, an officer and director of the Company beneficially owns 22.9% of our Common Stock.

        Following the Stemple Stock Purchase, Michael Stemple, an officer and director of the Company beneficially owns 10,000,000 shares of our Common Stock or, 22.9%. As a result, Mr. Stemple may be able to influence the outcome of all matters submitted to our shareholders for approval, regardless of the preferences of the minority shareholders. Further, Thomas Martin Stemple, Christopher James Stemple, Thomas Harold Stemple and Florence Alice Stemple are each related to Michael Dean Stemple but have separate residences. Michael Dean Stemple does not exercise voting or dispositive power over any of the shares held by Thomas Martin Stemple, Christopher James Stemple, Thomas Harold Stemple and Florence Alice Stemple and disclaims the beneficial ownership of these shares. However, if Michael Dean Stemple, Thomas Martin Stemple, Christopher James Stemple, Thomas Harold Stemple and Florence Alice Stemple were deemed to be acting as a “group”, they would own 19,900,000 shares of the Company’s Common Stock or 45.7% of the issued and outstanding shares of Common Stock and may be able to influence the outcome of all matters submitted to our shareholders for approval, regardless of the preferences of the minority shareholders.

Additional Information

        We are obligated to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

THE OFFICERS AND DIRECTORS OF THE COMPANY

        Effective July 17, 2008, Ken Ralfs resigned as the as the President, Chief Financial Officer and Chief Executive Officer immediately and from all other officer positions and as a member of the Board of Directors effective 10 days after the filing with the Securities and Exchange Commission and the mailing to all shareholders of record a Schedule 14f-1, which was filed and mailed on July 23, 2008.

        Michael Stemple’s biography is set forth below.

        Michael Stemple, age 38, has served as a director and an officer of the Company since July 2008. Mr. Stemple has served as the Chief Executive Officer of Trend Ventures, Inc. a technology creation and incubator company located in Lakewood, Colorado since June 2007. Since November 2004, Mr. Stemple has served as the Founder and President of SkinIt, Original Wraps, and Bottle Wraps Inc. where he formed the initial infrastructure; developed the products and manufacturing processes; oversaw the release of numerous products into the automotive, consumer electronic, and outdoor retail/wholesale channels; established a management team and raised the necessary venture capital. After leading SkinIt Inc. through two years of revenue growth and international expansion, Mr. Stemple navigated the successful sale of the company to Global Wireless Entertainment, Inc., a leading provider of brand management services. Mr. Stemple’s background also includes serving as Founder, Chairman and Chief Executive Officer of nReach Inc. which was purchased by SmartServ, Inc., (OTC: SSRV) a leading provider of Mobile Virtual Network Operator infrastructure services and TRIPDA/ Nomad Labs Inc., a developer of wireless technologies for the retail market. Mr. Stemple graduated from Metropolitan State College with a degree in Biology/Chemistry and is a veteran of the United States Army Medical Corp.

    Mr. Stemple intends to devote such time as he deems necessary to perform his duties to the Company and will be subject to conflicts of interest. Mr. Stemple expects to devote other time to other business endeavors, including by not limited to Trend Ventures, Inc., a Colorado corporation in which he is an officer and director and he has responsibilities to other entities as well. Because of these relationships, Mr. Stemple will be subject to conflicts of interest. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to the Company.

    Mr. Stemple will serve a term of office that shall continue until the next annual meeting of shareholders and until his successor has been duly elected and qualified. Future officers of the Company will serve at the pleasure of the Board of Directors.

        Involvement in Certain Legal Proceedings

    Mr. Stemple has not within the last five years: (i) had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations or similar misdemeanors); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (iv) been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the “Commission”) or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated. There are no family relationships among any directors and executive officers of the Company.

EXECUTIVE COMPENSATION

        Michael Stemple had no compensation from the Company during the preceding three years. Effective July 17, 2008, the Company entered into an employment agreement with Michael Stemple (the “Stemple Employment Agreement”). Pursuant to the Stemple Employment Agreement, Mr. Stemple agreed to devote such time as he deems necessary to perform his duties to the Company and will be subject to conflicts of interest. Pursuant to the Stemple Employment Agreement, Mr. Stemple will receive a base salary of approximately $120,000 per annum with an increase in his base salary and any discretionary bonuses subject to approval by the Board of Directors. The Stemple Employment Agreement contain provisions under which the Company will be obligated to pay Mr. Stemple compensation if he is terminated, removed or pursuant to a change of control of the Company. The Company intends to enter into an Amended and Restated Stemple Employment Agreement to reflect reimbursement to Mr. Stemple of amounts incurred by him in connection with the business of the Company and the transactions contemplated herein prior to entering into the Agreement and the Stemple Employment Agreement.

DIRECTOR COMPENSATION

        Except as set forth above, as of the date of this Current Report, there are no other arrangements to compensate the Company’s directors for services rendered or to be rendered.

OPTION/SAR GRANTS

        The Company did not grant any options or stock appreciation rights during the fiscal year ended January 31, 2008.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The Company has recognized donated rent at $250 per month and donated services provide by Ken Ralfs, the former president of and a director of the Company at $500 per month. Commencing February 1, 2007, the Company paid management fees to the President of the Company at a rate of CDN$833 per month for February and March 2007 and CDN$3,000 commencing April 2007. For the year ended January 31, 2008, the Company recognized $3,000 (2007-$3,000) in donated rent and $30,390 (CDN$31,667)(2007-$6,333) in management expenses. The President also received a bonus of $4,971 (CDN$5,000)(2007-$nil) for the year ended January 31, 2008.

        As of January 31, 2008, the Company is indebted to the former President of the Company for $88 (2007- $75), representing expenses paid on behalf of the company. This amount is unsecured, non-interest bearing and has no repayment terms.

         Effective July 17, 2008, the Company purchased certain intellectual property from Michael Stemple, an officer, appointed director and principal shareholder. See “Item 1.01 Entry into a Material Definitive Agreement” above.

         Effective July 17, 2008, the Company entered into an employment agreement with Michael Stemple (the “Stemple Employment Agreement”). See “Executive Compensation” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 18, 2008 after the Stemple Stock Purchase by (i) Mr. Stemple and (ii) each person who, to the Company’s knowledge, will be the beneficial owner of more than five percent of our common stock and (iii) all of the Company’s directors and executive officers as a group. All share ownership listed in the table is direct, unless otherwise indicated.

Name and Address of Beneficial Owner		Ownership
Michael Stemple	10,000,000	22.9%
14405 W. Colfax Ave. Suite 104
Lakewood, CO 80401 (1)

Thomas Martin Stemple	6,200,000	14.2%
14405 W. Colfax Ave. Suite 104
Lakewood, CO 80401 (1)

Christopher James Stemple	3,000,000	6.9%
14405 W. Colfax Ave. Suite 104
Lakewood, CO 80401 (1)

Officers & Directors as a Group	10,000,000	22.9%

(1)	Michael Dean Stemple is the beneficial owner of 10,000,000 shares of the Company’s Common Stock, Thomas Martin Stemple is the beneficial owner of 6,200,000 shares of the Company’s Common Stock and Christopher James Stemple is the beneficial owner of 3,000,000 shares of the Company’s common stock. Thomas Martin Stemple, Christopher James Stemple, Thomas Harold Stemple and Florence Alice Stemple are each related to Michael Dean Stemple but have separate residences. Michael Dean Stemple does not exercise voting or dispositive power over any of the shares held by Thomas Martin Stemple, Christopher James Stemple, Thomas Harold Stemple and Florence Alice Stemple and disclaims the beneficial ownership of these shares. If Michael Dean Stemple, Thomas Martin Stemple, Christopher James Stemple, Thomas Harold Stemple and Florence Alice Stemple were deemed to be acting as a “group”, they would own 19,900,000 shares of the Company’s Common Stock or 45.7% of the issued and outstanding shares of Common Stock.

Description of our Capital Stock

        The Company has an authorized capital of 75,000,000 shares of common stock with a par value of $0.001 per share with 43,515,000 shares of common stock currently issued and outstanding.

        Each share of Common Stock is entitled to one vote at all meetings of shareholders. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock. In the event of liquidation, dissolution or winding up of the Company, holders of shares of Common Stock will be entitled to receive on a pro rata basis all assets of the Company remaining after satisfaction of all liabilities and all liquidation preferences, if any, granted to holders of our Preferred Stock.

        The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of Common Stock will share equally on a per share basis in any dividend declared by the board of directors. We have not paid any dividends on our Common Stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

        In the event of a merger or consolidation, all holders of Common Stock will be entitled to receive the same per share consideration.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASE OF EQUITY SECURITIES

        The Company’s common stock was quoted on the NASD OTC Bulletin Board under the symbol “OPXI” from December 15, 2006 to March 23, 2008 and is now quoted under the symbol “ALDM.OB”. The table below gives the high and low bid information for each fiscal quarter of trading. The bid information was obtained from Pink OTC Markets Inc. (fka Pink Sheets LLC) and reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Quarter Ended	High Bid	Low Bid
April 30, 2008	$0.38	$0.205
January 31, 2008	$0.42	$0.30
October 31, 2007	$0.35	$0.30
July 31, 2007	$0.30	$0.15
June 13, 2007	$2.00	$0.16
April 30, 2007	$0.16	$0.10
January 31, 2007	$0.10	$0.10

        The closing price of the Company’s common stock was $0.50 on July 24, 2008.

Holders

        As of June 3, 2008, the Company had approximately 12 holders of record. The number of registered shareholders does not include any estimate by the Company of the number of beneficial owners of common stock held in street name. The transfer agent for the Company’s common stock is Empire Stock Transfer Inc., 2470 St. Rose Parkway, Suite #304, Henderson, Nevada, 89074 and their telephone number is 702-818-5898.

Dividend Policy

        The Company has not declared or paid cash dividends on our Common Stock in the preceding two fiscal years. We currently intend to retain all future earnings, if any, to fund the operation of our business, and, therefore, do not anticipate paying dividends in the foreseeable future. Future cash dividends, if any, will be determined by our board of directors.

Securities Authorized for issuance under equity compensation plans

        The Company has not adopted nor have the shareholders of the Company approved any equity compensation plans. The Company has no options, warrants or right to acquire shares of its capital stock issued and outstanding.

Recent Sales of Unregistered Securities

        The Company has no recent sales of unregistered securities that have not been previously disclosed.

Indemnification and Limitation on Liability of Directors

        The Company’s Bylaws provide that the Company shall indemnify, to the fullest extent legally permissible under the General Corporation Law of the State of Nevada , any person who is or was a director, officer, or is serving at the request of the Company against any expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred and in advance of the final disposition of the action, suit or proceeding by reason of the fact that such person is or was a director, officer, or is serving at the request of the Company or for its benefit. The Company further has the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        Not Applicable.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        Effective July 17, 2008, Ken Ralfs resigned from all positions he held as an officer of the Company and Mr. Stemple was appointed the President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary and a member of the Board of Directors. Mr. Ralfs’ resignation as a director and Mr. Stemple’s appointment as a member of the Board of Directors shall be effective no earlier than ten (10) days after the date on which the Information Statement on Schedule 14f-1 was filed with the Commission and mailed to all holders of record of our common stock, which occurred on July 23, 2008.

        For further information, see “The Officers and Directors of the Company.”

Item 8.01   Other Events

        On July 21, 2008, the Company issued a press release to announce the purchase of the intellectual property and certain other matters. A copy of this release is included as Exhibit 99.1

Item 9.01   Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release issued by the Company on July 21, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALMADORO MINERALS CORP.
	By:	/s/ Michael Stemple
Date: July 28, 2008		Michael Stemple
Michael Stemple, President